    Exhibit 10.1

APPLOVIN CORPORATION
2021 EMPLOYEE STOCK PURCHASE PLAN
(as amended November 18, 2021)
(as amended February 3, 2023)
(as amended August 1, 2024)

1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. An option to purchase shares of Common Stock under the Non-423 Component will be granted pursuant to rules, procedures, or sub-plans adopted by the Administrator designed to achieve tax, securities laws, or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.Definitions.
(a)“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, none of the following will be considered a Change in Control:

(1)the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company;
(2)the acquisition of additional securities of the Company or voting power with respect to the stock of the Company by any or some combination of the Voting Parties and/or their Permitted Entities (each as defined in the Company’s certificate of incorporation, as it may be amended from time to time (the “COI”));
(3)the acquisition of additional stock by the Executives and/or their Permitted Entities (each as defined in the COI);
(4)the entry into, amendment, termination or operation of the “Voting Agreement” (as defined in the COI) or any other voting arrangement or agreement or proxy (in each case with respect to the stock of the Company) by any or some combination of the Voting Parties together with one or more other stockholders, if any, provided that the Board has approved or ratified, for purposes of this subsection, the inclusion or addition of such other stockholder;
(5)any change in the Voting Parties’ ownership of the stock of the Company resulting from a repurchase, redemption, retirement or other similar acquisition of stock of the Company by the Company;
(6)any change in voting power as a result of a Permitted Transfer (as defined in the COI); and
(7)any change in the Voting Parties’ voting power of the stock of the Company resulting from a conversion of shares of stock of the Company reducing the number of shares or votes outstanding.
For the avoidance of doubt, no acquisition or disposition of Class B Common Stock by the Voting Parties or change in the total voting power of the stock of the Company as a result of (x) the conversion of any shares of stock of the Company into shares of Class B Common Stock, (y) the conversion of any shares of Class B Common Stock into shares of any other class of stock of the Company, or (z) any change in the voting power of the Class B Common Stock will constitute a Change in Control.
Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities.

(ii)Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided that if any Person or any or some combination of the Voting Parties exercises more than 50% of the total voting power of the stock of the Company, the election of Directors by such party or parties will not be considered a Change in Control. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control.
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:
(1)a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or
(2)a transfer of assets by the Company to:
(a)a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,
(b)an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company,
(c)a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or
(d)an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(2).
For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a “change in control event” within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(h)“Common Stock” means the Class A common stock of the Company.
(i)“Company” means AppLovin Corporation, a Delaware corporation, or any successor thereto.
(j)“Compensation” includes an Eligible Employee’s base straight time gross earnings but excludes payments for commissions, incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(k)“Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(l)“Designated Company” means any Subsidiary or Affiliate of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.
(m)“Director” means a member of the Board.
(n)“Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws with respect to the Participant’s participation in the Plan. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. Unless determined otherwise by the Administrator (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423-2), in its discretion, from time to time, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, the definition of Eligible Employee will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of U.S. Treasury Regulation Section 1.423-2.
(o)“Employer” means the employer of the applicable Eligible Employee(s).
(p)“Enrollment Date” means the first Trading Day of an Offering Period.
(q)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r)“Exercise Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 19(a), the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.
(s)“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:
(i)For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock.
(ii)The Fair Market Value will be the closing sales price for Common Stock on the day immediately preceding the relevant date, as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the day immediately preceding the relevant date occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator; or
(iii)will be determined in good faith by the Administrator.
The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(t)“Fiscal Year” means a fiscal year of the Company.
(u)“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(v)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(w)“Offering Periods” means the periods during which an option granted pursuant to the Plan may be exercised as will be determined by the Administrator in its discretion and on a uniform and nondiscriminatory basis, prior to an Enrollment Date for all options to be granted on such Enrollment Date. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 19 and 29.
(x)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y)“Participant” means an Eligible Employee that participates in the Plan.
(z)“Plan” means this AppLovin Corporation 2021 Employee Stock Purchase Plan.
(aa)“Purchase Period” means the periods during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan, as determined by the Administrator in its discretion on a uniform and nondiscriminatory basis. For the first Offering Period, Purchase Periods (i) commence on the first Trading Day on or after the Registration Date, November 20, 2021, May 20, 2022, and November

20, 2022, and (ii) terminate on the last Trading Day on or before November 20, 2021, May 20, 2022, November 20, 2022, and May 20, 2023, respectively.
(ab)“Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 19.
(ac)“Registration Date” means the effective date of the Registration Statement.
(ad)“Registration Statement” means the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock.
(ae)“Section 409A” means Section 409A of the Code and the regulations and guidance thereunder, as may be amended or modified from time to time.
(af)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ag)“Trading Day” means a day that the primary stock exchange (or national market system, or other trading platform, as applicable) upon which the Common Stock is listed is open for trading.
(ah)“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.
3.Eligibility.
(a)First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period.
(b)Subsequent Offering Periods. Any Eligible Employee on a given Enrollment Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.
(c)Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the

Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.
(d)Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.Offering Periods. The Plan will be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing and terminating on such dates as the Administrator will determine; provided, however, that the first Offering Period under the Plan commenced with the first Trading Day on or after the Registration Date and will end on the last Trading Day on or before May 20, 2023, and provided, further, that the second Offering Period under the Plan will commence on the first Trading Day on or after November 20, 2021, and end on the last Trading Day on or after November 20, 2023. The Administrator will have the power to determine the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.
5.Participation.
(a)First Offering Period. An Eligible Employee will be entitled to continue to participate in the first Offering Period pursuant to Section 3(a) only if such individual submits a subscription agreement authorizing Contributions in a form determined by the Administrator (which may be similar to the form attached hereto as Exhibit A) to the Company’s designated plan administrator (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under this Plan and (ii) no later than ten (10) business days following the effective date of such S-8 registration statement or such date as the Administrator may determine (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement during the Enrollment Window will result in the automatic termination of such individual’s participation in the first Offering Period.
(b)Subsequent Offering Periods. An Eligible Employee may participate in the Plan pursuant to Section 3(b) by (i) submitting to the Company’s stock administration office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.
6.Contributions.
(a)At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation that he or she receives on the pay day, provided, however, that the last day upon which Contributions shall be made with respect to any Purchase Period shall be the last day of the calendar month immediately prior to the Exercise Date of such Purchase Period (for illustrative purposes, should a pay day occur in the same month as the Exercise Date of a Purchase Period with respect to which a Participant is able to exercise an option, that Participant may make no Contributions with respect to such pay day). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b)In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last day of the calendar month immediately prior to the Exercise Date of such Purchase Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.
(c)All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.
(d)A Participant may discontinue his or her participation in the Plan as provided under Section 10.
(e)Unless otherwise determined by the Administrator:
(i)During any Purchase Period, a Participant may not increase the rate of his or her Contributions and may only decrease the rate of his or her Contributions one (1) time and such decrease may be to a Contribution rate of zero percent (0%); and
(ii)During any Offering Period, a Participant may increase or decrease the rate of his or her Contributions to become effective as of the beginning of the next Purchase Period occurring in such Offering Period, provided that a Participant may not increase the rate of his or her Contributions in excess of the rate of his or her Contributions in effect as of the Enrollment Date of the applicable Offering Period.

Any such increase or decrease in a Participant’s rate of Contributions requires the Participant to (1) properly complete and submit to the Company’s stock administration office (or its designee) a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose or (2) follow an electronic or other procedure prescribed by the Administrator, in either case, on or before a date determined by the Administrator prior to an applicable Exercise Date or, with respect to increases or decreases in a Participant’s rate of Contributions applicable to a future Offering Period, on or before the Enrollment Date of such Offering Period. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and future Offering Periods and Purchase Periods (unless the Participant’s participation is terminated as provided in Sections 10 or 11). The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish other conditions or limitations as it deems appropriate for Plan administration. Except as otherwise provided in this subsection (e), any change in the rate of Contributions made pursuant to this Section 6(e) will be effective as of the first (1st) full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
(f)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(g)Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted or advisable under Applicable Laws, (ii) the Administrator determines that cash contributions are permissible for Participants participating in the 423 Component and/or (iii) the Participants are participating in the Non-423 Component.
(h)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding or payment on account obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or use any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
7.Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 3,500 shares of Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13. The Eligible Employee may accept the grant of such option (a) with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (b) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8.Exercise of Option.
(a)Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full shares of Common Stock subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased. Unless otherwise determined by the Administrator, any funds left over in a Participant’s account after the Exercise Date will be returned to the Participant, including any Contributions accumulated in a Participant’s account which are not sufficient to purchase a full share. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.
(b)If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Common Stock be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares of Common Stock have been purchased and delivered to the Participant as provided in this Section 9.
10.Withdrawal.
(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares of Common Stock will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under such Participant’s will or the laws of descent and distribution, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Code Section 423, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code; further, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Code Section 423.
12.Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
13.Stock.
(a)Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 7,800,000 shares of Common Stock. The number of shares of Common Stock available for issuance under the Plan will be increased on the first day of each calendar year, beginning with the 2022 Fiscal Year, in a number of shares of Common Stock equal to the least of (i) 7,800,000 shares of Common Stock, (ii) one percent (1%) of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding Fiscal Year, or (iii) an amount determined by the Administrator.
(b)Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if so required under Applicable Laws, in the name of the Participant and his or her spouse.
14.Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such rules, procedures, sub-plans, and appendices to the subscription agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which rules, procedures, sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such rules, procedures, sub-plan or appendix, the provisions of this Plan will govern the operation of such sub-plan or appendix). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423 Component, in either case unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will and the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
16.Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.

17.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
18.Adjustments, Dissolution, Liquidation, Merger, or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, the class and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
19.Amendment or Termination.
(a)The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)Without stockholder consent and without limiting Section 19(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(iii)shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;
(iv)reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Participants.

20.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares of Common Stock pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
22.Section 409A. The 423 Component of the Plan is intended to be exempt from the application of Section 409A, and, to the extent not exempt, is intended to comply with Section 409A and any ambiguities herein will be interpreted to so be exempt from, or comply with, Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries shall have no obligation to reimburse, indemnify, or hold harmless a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.
23.Term of Plan. The Plan will become effective upon the later to occur of (a) its adoption by the Board or (b) the business day immediately prior to the Registration Date. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 19.
24.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25.Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).
26.No Right to Employment. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
27.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
28.Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
29.Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value on any Exercise Date in an Offering Period is lower than the Fair Market Value on the Enrollment Date of such Offering Period, then all Participants in such Offering Period automatically will be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A
APPLOVIN CORPORATION
2021 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
_____ Original Application    Enrollment Date: _________________
_____ Change in Payroll Deduction Rate
1.____________________ hereby elects to participate in the AppLovin Corporation 2021 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan. Any capitalized terms not specifically defined in this Subscription Agreement will have the meaning ascribed to them under the Plan.
2.I hereby authorize and consent to payroll deductions from each paycheck in the amount of ____% of my Compensation (from one (1%) to fifteen percent (15%)); a decrease in rate may be to zero percent (0%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3.I understand that, subject to the terms and conditions of the Plan:
(a)The last day upon which such deduction shall be made with respect to any Purchase Period shall be the last day of the calendar month immediately prior to the Exercise Date of such Purchase Period (for illustrative purposes, should a pay day occur in the same month as the Exercise Date of a Purchase Period with respect to which I am able to exercise an option, no deduction will be made with respect to such pay day);
(b)During any Purchase Period, I am permitted to decrease the rate of my Contributions only one (1) time, and such decrease may be to zero percent (0%); and
(c)During any Offering Period, I am permitted to increase or decrease the rate of my Contributions to become effective beginning on the next occurring Purchase Period of that Offering Period, provided that I may not increase the rate of my Contributions in excess of the rate of my Contributions in effect as of the Enrollment Date of such Offering Period.
4.I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.
5.I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6.Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of _____________ (Eligible Employee or Eligible Employee and spouse only).
7.If I am a U.S. taxpayer, I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
8.For employees that may be subject to tax in non U.S. jurisdictions, I acknowledge and agree that, regardless of any action taken by the Company or any Designated Company with respect to any or all income tax, social security, social insurances, National Insurance Contributions, payroll tax, fringe benefit, or other tax-related items related to my participation in the Plan and legally applicable to me including, without limitation, in connection with the grant of such options, the purchase or sale of shares of Common Stock acquired under the Plan and/or the receipt of any dividends on such shares (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or a Designated Company. Furthermore, I acknowledge that the Company and/or any Designated Company (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the options under the Plan and (b) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of my participation in the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction between the date of my enrollment and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the purchase of shares of Common Stock under the Plan or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the applicable Designated Company to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the applicable Designated Company, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from my wages or Compensation paid to me by the Company and/or the applicable Designated Company; or (b) withholding from proceeds of the sale of the shares of Common Stock purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization). Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable maximum withholding rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.
Finally, I agree to pay to the Company or the applicable Designated Company any amount of Tax-Related Items that the Company or the applicable Designated Company may be required to withhold as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase shares of Common Stock under the Plan on my behalf and/or refuse to issue or deliver the shares or the proceeds of the sale of shares if I fail to comply with my obligations in connection with the Tax-Related Items.
9.If I have received the Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.
10.The provisions of the Subscription Agreement and these appendices are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
11.Notwithstanding any provisions in this Subscription Agreement, I understand that if I am working or resident in a country other than the United States, my participation in the Plan shall also be subject to the additional terms and conditions set forth on Appendix A and any special terms and conditions for my country set forth on Appendix A. Moreover, if I relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to me to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Subscription Agreement and the provisions of this Subscription Agreement govern each Appendix (to the extent not superseded or supplemented by the terms and conditions set forth in the applicable Appendix).

12.I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Social
Security Number
(for U.S.-based employees):

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.
Dated:

Signature of Employee

APPENDIX A
APPLOVIN CORPORATION
2021 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
PROVISIONS FOR NON-U.S. EMPLOYEES
This Appendix includes (i) additional terms and conditions applicable to all Participants providing services to the Company or a Designated Company (as defined in the Plan) outside the United States, and (ii) additional terms applicable to Participants providing services to the Company or a Designated Company in the countries identified below. These terms and conditions are in addition to those set forth in the Subscription Agreement and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Subscription Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix without definition shall have the meaning ascribed to such term in the Plan or the Subscription Agreement, as applicable.
This Appendix also includes notifications that contain information regarding securities laws, exchange controls and certain other issues of which Participants should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2021. Such laws are often complex and change frequently. As a result, the Company recommends that the Participants not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information included herein may be out of date at the time that the Participants purchase shares of Common Stock under the Plan or subsequently sell such shares.
In addition, the information contained herein is general in nature and may not apply to a Participant’s particular situation and the Company is not in a position to assure a Participant of any particular result. Accordingly, Participants are advised to seek appropriate professional advice as to how the relevant laws in their country may apply to their particular situation.
Finally, if a Participant is a citizen or resident of a country other than the one in which he or she is currently working (or if he or she is considered as such for local law purposes) or if he or she moves to another country after all or any portion of the options has been granted under the Plan, the information contained herein may not be applicable to such Participant.
I understand that this Appendix includes additional terms and conditions that govern the options granted to me under the Plan if I work in one of the countries listed below. If I am a citizen or resident of a country other than the one in which I am currently working (or if I am considered as such for local law purposes) or if I transfer employment to another country after enrolling in the Plan, I acknowledge and agree that the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to me.

I acknowledge that I have been advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in my country may apply to my individual situation.

1.GLOBAL PROVISIONS APPLICABLE TO PARTICIPANTS IN ALL COUNTRIES OTHER THAN THE UNITED STATES
1.Foreign Exchange Considerations. I understand and agree that, if my payroll deductions or contributions under the Plan are made in any currency other than U.S. dollars, such payroll deductions or contributions will be converted to U.S. dollars on or prior to the Exercise Date at an exchange rate selected by the Company on the purchase date. I understand and agree that neither the Company nor any non-U.S. affiliate, Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between my local currency and the U.S. dollar that may affect the value of the options granted to me under the Plan, or of any amounts due to me under the Plan or as a result of the subsequent sale of any shares of Common Stock acquired under the Plan. I agree and acknowledge that I will bear any and all risk associated with the exchange or fluctuation of currency associated with my participation in the Plan.
2.Recommendation Regarding External Advice. I understand agree that neither the Company nor the Designated Companies are providing any tax, legal or financial advice, nor is the Company or any non-U.S. Affiliate, Parent or Subsidiary making any recommendations or assessments regarding my participation in the Plan, or my acquisition or sale of the underlying shares of Common Stock, or any subsequent disposal or retention of such shares of Common Stock. I understand that I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.
3.Nature of Participation. By electing to participate in the Plan, I acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent provided for in the Plan;
(b)all decisions with respect to future grants under the Plan, if applicable, will be at the sole discretion of the Company;
(c)the grant of options under the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, or any Designated Company, and shall not interfere with the ability of the Company or any Designated Company, as applicable, to terminate my employment (if any);
(d)I am voluntarily participating in the Plan;
(e)the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not intended to replace any pension rights or compensation;
(f)the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not part of my normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(g)the future value of the shares of Common Stock offered under the Plan is unknown, indeterminable and cannot be predicted with certainty;
(h)the shares of Common Stock that I acquire under the Plan may increase or decrease in value, even below the Purchase Price;
(i)no claim or entitlement to compensation or damages shall arise from the forfeiture of options granted to me under the Plan as a result of the termination of my status as an Eligible Employee (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and, in consideration of the grant of options under the Plan to which I am otherwise not entitled, I irrevocably agree never to institute a claim against the Company, or any Designated Company, waive my ability, if any, to bring such claim, and release the Company, and any Designated Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, I shall be deemed irrevocably to have agreed to not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and
(j)in the event of the termination of my status as an Eligible Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Plan and any options granted to me under the Plan, if any, will terminate effective as of the date that I am no longer actively employed by the Company or one of its Designated Companies and, in any event, will not be extended by any notice period mandated under the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any (e.g., active employment would not include a period of “garden leave” or similar period pursuant to the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any); the Company shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Plan (including whether I may still be considered to be actively employed while on a leave of absence).
1.I acknowledge, understand, and agree that the Company and/or any Designated Company may collect, where permissible under applicable law certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options granted under the Plan or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. I understand that the Company may transfer my Data to the United States, which may have different, including less stringent, data protection laws than the laws in my country. I understand that the Company will transfer my Data to its designated broker, Morgan

Stanley, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different, including less stringent, data privacy laws that my jurisdiction does not consider to be equivalent to the protections in my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, the Company’s designated broker and any other possible recipients which may assist the Company with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consent herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me awards under the Plan or other equity awards, or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understands that I may contact my local human resources representative.
I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described herein and any other Plan materials by and among, as applicable, the Company or any Subsidiary for the exclusive purpose of implementing, administering and managing my participation in the Plan. I understand that my consent will be sought and obtained for any processing or transfer of my data for any purpose other than as described in the herein and any other Plan materials.
5.If I have received the Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.

II.     COUNTRY SPECIFIC PROVISIONS APPLICABLE TO PARTICIPANTS WHO PROVIDE SERVICES IN THE IDENTIFIED COUNTRIES
CANADA
Terms and Conditions
Authorization to Release Necessary Personal Information
I hereby authorize the Company (including any non-U.S. affiliate, Parent or Subsidiary) and the Company’s (including its non-U.S. affiliate’s, Parent’s or Subsidiary’s) representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. I further authorize the Company and any non-U.S. affiliate, Parent or Subsidiary and the Company’s designated Plan broker(s) to disclose and discuss the Plan with their advisors. I further authorize my employer to record such information and to keep such information in my employee file.
English Language Provisions
I hereby provide my consent to receive Plan information in English through my enrollment in the Plan and entrance into this Subscription Agreement. Specifically, I acknowledge as follows:
It is my express wish that this Subscription Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, including the Plan, be drawn up in English.
Disposition relative à l’utilisation de la langue anglaise
Par la présente, j’accepte de recevoir les informations relatives au Plan, l’Option et l’achat d’actions en anglais par le biais de mon inscription au Plan et l’entrée dans la Subscription Agreement. Particulièrement, j’accepte comme suit:
Il est la volonté expresse du moi que cette Subscription Agreement, ainsi que tous les documents, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à la présente convention, y compris le Plan, être rédigés en anglais.
Notifications
Tax Reporting Obligation
Foreign property (including the option granted under the Plan and the underlying shares of Common Stock) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year.
CYPRUS

No country-specific provisions.
GERMANY
Terms and Conditions
Tax Indemnity
I agree to indemnify and keep indemnified the Company, any non-U.S. affiliate, Parent or Subsidiary and my employing company, if different, from and against any liability for or obligation to pay any obligation with respect to Tax-Related Items (including but not limited to wage tax, solidarity surcharge, church tax or social security contributions) that is attributable to (1) the grant or settlement of, or any benefit derived by me from, the options, (2) the acquisition by me of the Common Stock upon exercise of the options, or (3) the disposal of any shares of the Common Stock.
Notifications
Exchange Control Information
I understand that if I remit proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that I make or receive a payment in excess of this amount, I understand and agree that I am responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, I must also report on an annual basis in the event that I hold shares of Common Stock exceeding 10% of the total voting capital of the Company. The online filing portal can be accessed at www.bundesbank.de.
IRELAND
Notifications
Director Reporting Obligation
I understand that if I am a director, shadow director or secretary of an affiliate, Parent, or Subsidiary in Ireland, I must notify the Irish affiliate, Parent or Subsidiary in writing within five business days of receiving or disposing of an interest in the Company (e.g., options, Common Stock), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of my spouse or children under the age of 18 (whose interests will be attributed to the me if I am a director, shadow director or secretary).
JAPAN
Terms and Conditions

Foreign Asset/Account Reporting Information
I understand that if I acquire shares of Common Stock valued at more than ¥100,000,000 in a single transaction, I must file a Report on Acquisition or Disposal of Securities (shoken no shutoku mataha joto ni kansuru hokokusho) with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares.  In addition, Japanese residents are required to file a Report on Overseas Assets (kokugai zaisan chosho) in respect of any assets (including shares of Common Stock) held outside Japan as of December 31, to the extent such assets have a total net fair market value exceeding ¥50,000,000.  Such Report must be filed with the competent tax office on or before March 15 each year.  Japanese residents are responsible for complying with this reporting obligation and should confer with their personal tax advisor in this regard.
SOUTH KOREA
No country-specific provisions.

EXHIBIT B
APPLOVIN CORPORATION
2021 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
Unless otherwise defined herein, the terms defined in the 2020 Employee Stock Purchase Plan (the “Plan”) shall have the same defined meanings in this Notice of Withdrawal.
The undersigned Participant in the Offering Period of the Plan that began on ____________, ______ (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date: